Exhibit 22.1
                         WINN-DIXIE STORES, INC.

                       SUBSIDIARIES OF REGISTRANT

     The Registrant (Winn-Dixie Stores, Inc.) has no parents.

     The following list includes all of the subsidiaries of the Registrant except twelve wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

     All of the subsidiaries listed below are included in the Consolidated Financial Statements. The Consolidated Financial Statements also include the twelve presently inactive domestic subsidiaries mentioned above.

     Each of the following subsidiaries is owned by the Registrant except that two subsidiaries, the names of which are indented, are owned by the subsidiary named immediately above each indention. All subsidiaries are wholly-owned exce for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

                         Subsidiary                  State of Incorporation
                         Astor Products, Inc.                  Florida
                         Deep South Products, Inc.             Florida
                         Dixie Packers, Inc.                   Florida
                         Fairway Food Stores, Inc.             Florida
                         First Northern Supply, Inc.           Delaware
                         Second Northern Supply, Inc.          Delaware
                         Third Northern Supply, Inc.           Delaware
                         Monterey Canning Co.                  California
                         Save Rite Foods, Inc.                 Florida
                         Sunbelt Products, Inc.                Florida
                         Superior Food Company                 Florida
                         W-D (Bahamas) Limited                 Bahamas Islands
                         Bahamas Supermarkets Limited          Bahamas Islands
                         The City Meat Markets Limited         Bahamas Islands
                         Winn-Dixie Atlanta, Inc.              Florida
                         Winn-Dixie Charlotte,Inc.             Florida
                         Winn-Dixie Greenville,Inc.            Florida
                         Winn-Dixie Louisiana, Inc.            Florida
                         Winn-Dixie Louisville,Inc.            Florida
                         Winn-Dixie Montgomery,Inc.            Kentucky
                         Winn-Dixie Raleigh, Inc.              Florida
                         Winn-Dixie Texas, Inc.                Texas
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